EXHIBIT 3

Execution Version SECOND CLOSING EFFECTIVE DATE WARRANT THIS WARRANT AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW. Warrant Certificate No.: _ Original Issue Date: December 6, 2016 FOR VALUE RECEIVED, VBI VACCINES INC., a British Columbia corporation (the "Company"), hereby certifies that PERCEPTIVE CREDIT HOLDINGS, LP or its permitted transferees and assigns (the "Holder") is entitled to purchase from the Company up to 1,705,053 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (defined below). Up to 363,771 shares of such Common Stock (the "Tranche A Warrant Shares") may be purchased hereunder at a per share purchase price of $4.13 (the "Tranche A Exercise Price"), and up to 1,341,282 shares of such Common Stock (the "Tranche B Warrant Shares") may be purchased hereunder at a per share purchase price of $3.355 (the "Tranche B Exercise Price"), in all cases subject to the terms, conditions and adjustments set forth below in this Warrant (defined below). Certain capitalized terms used herein are defined in Section 1 hereof. 1. Definitions. As used in this Warrant, the following terms have the following meanings: "Acknowledgement" has the meaning set forth in Section 3(e). "Aggregate Exercise Price" means, with respect to any exercise of this Warrant, an amount equal to the product of (i) the number of Tranche A Warrant Shares or Tranche B Warrant Shares, as the case may be, in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (ii) the applicable Exercise Price in effect as of the Exercise Date. "Assignment" has the meaning set forth in Section 7. "Board" means the board of directors of the Company. 1 ny-1263898

"Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Toronto, Ontario. "Cashless Method" means, as the context may require, one or both of the Exercise Price payment methods described in clauses (ii) and (iii) of Section 3(b). "Commission" means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time. "Common Stock" means the common stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof. "Company" has the meaning set forth in the preamble. "Convertible Securities" means any securities, whether debt, equity or other securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options. "Covered Persons" has the meaning set forth in Section 3(i). "Credit Agreement" means the Amended and Restated Credit Agreement and Guaranty, dated as the date hereof among Variation Biotechnologies (US), Inc., as borrower, Perceptive Credit Holdings, LP, as lender, the Company, as guarantor and the other guarantors party thereto. "Demand Registration" has the meaning set forth in Section 6(a)(ii). "Disqualification Events" has the meaning set forth in Section 3(i). "Exercise Date" means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York time, on a Business Day, including, without limitation, the receipt by the Company of a Subscription Agreement, the Warrant and the Aggregate Exercise Price. "Exercise Period" has the meaning set forth in Section 2. "Exercise Price" means, as the context may require, either the Tranche A Exercise Price or the Tranche B Exercise Price. "Fair Market Value" means, as of any particular date: (i) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (ii) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest 2 ny-1263898 asked prices for the Common Stock on all such exchanges at the end of such day; (iii) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on Nasdaq, the OTC Bulletin Board, the "pink sheets" or similar quotation system or association for such day; or (iv) if there have been no sales of the Common Stock on Nasdaq, the OTC Bulletin Board, the "pink sheets" or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on Nasdaq, the OTC Bulletin Board, the "pink sheets" or similar quotation system or association at the end of such day, in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on Nasdaq, the OTC Bulletin Board, the "pink sheets" or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder, subject to Section 3(j) hereof. "Holder" has the meaning set forth in the preamble. "Indemnified Liabilities" has the meaning set forth in Section 18(b). "Indemnitees" has the meaning set forth in Section 18(b). "Inspectors" has the meaning set forth in Section 6(c)(viii). "Long-Form Registration" has the meaning set forth in Section 6(a)(i). "Nasdaq" means The Nasdaq Stock Market, Inc. "Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities. "Original Issue Date" means the date hereof. "OTC Bulletin Board" means the National Association of Securities Dealers, Inc. OTC Bulletin Board. "Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof. "Piggyback Registration" has the meaning set forth in Section 6(b)(i). 3 ny-1263898

"Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses. "Records" has the meaning set forth in Section 6(c)(viii). "Registrable Securities" means (x) any shares of Common Stock held by any Person or issuable upon conversion, exercise or exchange of any securities owned by any Person at any time (including Warrant Shares exercisable upon exercise of this Warrant), and (y) any shares of Common Stock issued or issuable with respect to any shares described in subsection (x) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Warrant, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding. "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement. "Securities Act" means the Securities Act of 1933, as amended. "Short-Form Registration" has the meaning set forth in Section 6(a)(ii). "Solicitor" has the meaning set forth in Section 3(i). "Subscription Agreement" means a subscription agreement in substantially the form attached hereto as Exhibit A. "Tranche A Exercise Price" has the meaning set forth in the preamble. "Tranche B Exercise Price" has the meaning set forth in the preamble. 4 ny-1263898

"Tranche A Warrant Shares" has the meaning set forth in the preamble. "Tranche B Warrant Shares" has the meaning set forth in the preamble. "Warrant" means this Warrant Agreement and all warrants issued upon division or combination of, or in substitution for, this Warrant. "Warrant Shares" means the Tranche A Warrant Shares or Tranche B Warrant Shares, as the case may be, or other capital stock of the Company, purchasable upon exercise of this Warrant in accordance with its terms. 2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof up to and including 5:00 p.m., New York time, on the fifth (5th) anniversary of the Original Issue Date or, if such day is not a Business Day, on the next preceding Business Day (the "Exercise Period"), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). 3. Exercise of Warrant. (a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon: (i) surrender of this Warrant (if, but only if, this Warrant is being exercised in full) to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with one or more Subscription Agreements, duly completed (including specifying the number and type of Warrant Shares to be purchased) and executed; and (ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b). (b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in one or more Subscription Agreements, by the following methods: (i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price; (ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; 5 ny-1263898

(iii) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities or debt obligations of the Company (including loans outstanding under the Credit Agreement) having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities or obligations shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or (iv) any combination of the foregoing; provided; however; that the Holder may only use the Cashless Method to pay any Exercise Price for up to (but not in excess of) 1,705,053 Warrant Shares (whether Tranche A Warrant Shares or Tranche B Warrant Shares, as the case may be), subject to proportionate adjustment for any stock split, dividend, distribution, subdivision, recapitalization or combination. In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above; provided that all such valuations shall be subject to Section 3(j). (c) Delivery of Stock Certificates. Upon receipt by the Company of a Subscription Agreement, surrender of this Warrant (if, but only if, this Warrant is being exercised in full) and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Subscription Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person's name as shall be designated in the Subscription Agreement. This Warrant shall be deemed to have been exercised (in whole or in part, as the case may be) and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date. 6 ny-1263898

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date. (e) Acknowledgement; Partial Exercise. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder within a reasonable time an acknowledgement in substantially the form attached hereto as Exhibit B (each, an "Acknowledgement") indicating the number and type of Warrant Shares which remain issuable upon exercise of this Warrant, if any. (f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees: (i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. (ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges. (iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). (iv) Without in any way limiting Section 6 hereof, the Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise. (v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable 7 ny-1263898 withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, if any, or has established to the satisfaction of the Company that such tax has been paid. (g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction. (h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the lowest applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the lowest Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant. (i) No "Bad Actor" Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act ("Disqualification Events"). To the Company's knowledge, no Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with all disclosure obligations under Rule 506(e) under the Securities Act. "Covered Persons" are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the exercise of this Warrant, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any securities of the Company (a "Solicitor"), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor. (j) Dispute Resolution. In the case of any dispute as to the determination of any closing sales price or other valuation of any Registrable Securities, the calculation of any 8 ny-1263898

Exercise Price or Aggregate Exercise Price, the determination of Fair Market Value or any other computation or valuation required to be made hereunder or in connection herewith, in the event the Holder, on the one hand, and the Company, on the other hand, are unable to settle such dispute within five (5) Business Days, then either party may elect to submit the disputed matter(s) for resolution by Grant Thornton (New York office) or another public accounting firm as may be mutually agreed upon by the Holder and the Board. Such accounting firm's determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and costs of such firm. 4. Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4. (a) Dividends and Distributions of Non-Company Securities. If, at any time or from time to time after the Original Issue Date, the Company makes or declares, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock or Options or Convertible Securities in each case in respect of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event. (b) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities (in each case in respect of Common Stock), or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, each Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding 9 ny-1263898 shares of Common Stock into a smaller number of shares, each Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(b) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective. (c) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all assets of the Company and its Subsidiaries (taken as a whole) to another Person, (v) Change of Control (as defined in the Credit Agreement), (vi) sale of all or substantially all assets and properties of the Company and its Subsidiaries, or (vii) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) cash, stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale, Change of Control or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the amount of cash or the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, Change of Control or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, Change of Control or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any cash, shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale, Change of Control or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale, Change of Control or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale, Change of Control or similar transaction). The provisions of this Section 4(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, Changes of Control or similar transactions. The Company shall not effect any such reorganization, reclassification, 10 ny-1263898 consolidation, merger, sale, Change of Control or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, Change of Control or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(c), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(c) with respect to this Warrant. (d) Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided that no such adjustment pursuant to this Section 4(d) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4. (e) Certificate as to Adjustment. (i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than three (3) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. (ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three (3) Business Days thereafter, the Company shall furnish to the Holder a certificate (in substantially the form of Exhibit B) of an executive officer certifying the Exercise Price then in effect and the number and type of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant. (f) Notices. In the event: (i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or 11 ny-1263898

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares. 5. Purchase Rights. In addition to (and not in limitation or in lieu of) any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. 6. Registration Rights. (a) Demand Registration. (i) At any time after the one hundred eightieth (180) day following the Original Issue Date, the Holder may request registration under the Securities Act of all or any portion of the Warrant Shares on Form S-1 or any successor form thereto (each a "Long-Form Registration"). Each request for a Long-Form Registration shall specify the approximate number of Warrant Shares required to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such 12 ny-1263898 request to all other holders of Registrable Securities having "piggy back" rights or equivalent, if any, who shall then have ten days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-1 (or any successor form) to be filed within 30 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than five times by the Holder; provided that a Registration Statement shall not count as a Long-Form Registration requested under this Section 6(a)(i)(i) unless and until it has become effective and the Holder is able to register and sell at least 35% of the Warrant Shares requested to be included in such registration. (ii) The Company shall use its best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3, the Holder shall have the right to request an unlimited number of registrations of Warrant Shares on Form S-3 or any similar short-form registration (each a "Short-Form Registration" and, together with each Long-Form Registration, a "Demand Registration"). Each request for a Short-Form Registration shall specify the approximate number of Warrant Shares requested to be registered. Upon receipt of any such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities having "piggy back" rights or equivalent, if any, who shall then have ten days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-3 (or any successor form) to be filed within 30 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. (iii) The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous Piggyback Registration in which the Holder was permitted to register, and actually sold, at least 35% of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to 60 days the filing or effectiveness of a Registration Statement for a Demand Registration if the Company's Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company may delay a Demand Registration hereunder only two times in any period of twelve consecutive months. 13 ny-1263898

(iv) If the Holder elects to distribute Warrant Shares covered by its request in an underwritten offering, it shall so advise the Company as a part of its request made pursuant to Section 6(a)(i)(i) or Section 6(a)(ii). The Holder shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. (v) The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holder, which consent shall not be unreasonably withheld or delayed. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (A) first, all of the Warrant Shares requested to be included in such registration by the Holder, and (B) second, any other Registrable Securities the Company may permit to be included in such registration, allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder. (b) Piggyback Registration. (i) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Warrant Shares (a "Piggyback Registration"), the Company shall give prompt written notice (in any event no later than twenty (20) days prior to the filing of such Registration Statement) to the Holder of its intention to effect such a registration and, subject to Section 6(b)(ii) and Section 6(b)(iii), shall include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion from the Holder within ten days after the Company's notice has been given to the Holder. (ii) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Holder (if the Holder has elected to include Warrant Shares in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock 14 ny-1263898 which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (A) first, the number of shares of Common Stock that the Company proposes to sell; (B) second, the number of shares of Common Stock requested to be included therein by the Holder; and (C) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than Warrant Shares held by the Holder); provided, that in any event the Holder shall be entitled to register at least 35% of the securities to be included in any such registration. (iii) If a Piggyback Registration is initiated as an underwritten offering on behalf of one or more holders of Common Stock other than Warrant Shares, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Warrant Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall, subject to the proviso below, include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the Holder (on a fully diluted, as converted basis); and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree. (iv) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. (c) Registration Procedures. If and whenever the Holder requests that any Warrant Shares be registered pursuant to the provisions of this Warrant, the Company shall use its best efforts to effect the registration and the sale of such Warrant Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable: (i) subject to Section 6(a)(i) and Section 6(a)(ii), prepare and file with the Commission a Registration Statement with respect to such Warrant Shares and use its best efforts to cause such Registration Statement to become effective; (ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than thirty (30) days, or if earlier, until all of such Warrant Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Warrant Shares in accordance with the intended methods of disposition set forth in such Registration Statement; 15 ny-1263898

(iii) at least fifteen (15) Business Days before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to counsel of the Holder copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel; (iv) notify the Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; (v) furnish to the Holder such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as the Holder may request in order to facilitate the disposition of the Warrant Shares; (vi) use its best efforts to register or qualify such Warrant Shares under such other securities or "blue sky" laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition; provided that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(c)(vi); (vii) notify the Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (viii) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; (ix) use its best efforts to cause such Warrant Shares to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the Holder; 16 ny-1263898

(x) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holder or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Warrant Shares (including, without limitation, making appropriate officers of the Company available to participate in "road show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Warrant Shares); (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act; (xii) furnish to the Holder and each underwriter, if any, with (i) a legal opinion of the Company's outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company's counsel to underwriters in underwritten public offerings; and (ii) a "comfort" letter signed by the Company's independent certified public accountants in form and substance as is customarily given in accountants' letters to underwriters in underwritten public offerings; (xiii) without limiting Section 6(c)(vi) above, use its best efforts to cause such Warrant Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Warrant Shares in accordance with their intended method of distribution thereof; (xiv) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information; (xv) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and 17 ny-1263898

(xvi) otherwise use its best efforts to take all other steps necessary to effect the registration of such Warrant Shares contemplated hereby. 7. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are freely transferable, in whole or in part, by the Holder without charge to the Holder, upon delivery to the Company of a written request for assignment in the form attached hereto as Exhibit C (each, an "Assignment") by the Holder and surrender of this Warrant to the Company at its then principal executive offices, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. If requested by the Company, the Holder will also provide an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with (or is exempt from) applicable federal and state securities laws. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. 8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(a)), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders. 9. Replacement on Loss; Division and Combination. (a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant 18 ny-1263898 so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. (b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice. 10. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or circumvent or seek to avoid or circumvent the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. 11. Compliance with the Securities Act. The parties hereto agree as follows: (a) General. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of Sections 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act and applicable Canadian securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form: "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS 19 ny-1263898

DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW." (b) Canadian Legends. Until the date that is four months and one day following the date hereof, this Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form: "UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 7, 2017." Until the date that is four months and one day following the date hereof, all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE "TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TSX." In the event that this Warrant or any Warrant Shares issued upon exercise of this Warrant are included in a direct registration or other electronic book entry system, or if the Holder does not directly receive a certificate representing the Warrant Shares, the Company has hereby provided the Holder with written notice pursuant to section 2.5(2)(3.1) of National Instrument 45-102 - Resale of Securities that: "UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF COMMON SHARES MUST NOT TRADE] THE COMMON SHARES BEFORE APRIL 7, 2017." (c) Removal of Legends. Upon the Holder's request at any time following April 7, 2017, THE Company shall promptly (but in any event within five (5) Business Days following such requires), at its sole cost and expense, issue a replacement Warrant or replace Warrant Shares, as the case may be, deleting the legends required pursuant to clause (b) above. 12. Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows: (a) The Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a current view towards, or for resale in connection with, the public sale or distribution of this 20 ny-1263898

Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act. (b) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. (c) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company. 13. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant. 14. Notices. All notices and other communications provided hereunder shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Company or the Holder, to the applicable party at its address or facsimile number set forth on the signature pages hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day shall refer to New York City time. 15. Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise. 16. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate 21 ny-1263898 remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. 17. Finder's Fee. Each party represents to the other party that it is not and will not be obligated for any finder's fee or commission in connection with the transactions contemplated by this Warrant. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. 18. Expenses; Indemnification. (a) The Company will reimburse the reasonable fees and expenses of the Holder, including reasonable legal fees and expenses, with respect to the negotiation, execution and delivery of this Warrant as provided in Section 11.3 of the Credit Agreement. (b) In further consideration of the Holder's acquiring the Warrant hereunder and in addition to all of the Company's other obligations hereunder, the Company will defend, protect, indemnify and hold harmless the Holder and each other holder of the Warrant and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated hereby) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Warrant or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Warrant or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Warrant or any other certificate, instrument or document contemplated hereby or thereby, or (B) the status of the Holder or holder of the Warrant as an investor in the Company pursuant to the transactions contemplated hereby. To the extent that the foregoing undertaking by the Company may be 22 ny-1263898 unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. 19. Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. 20. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder. 21. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant. 22. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant. 23. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 24. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction. 25. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. 23 ny-1263898

26. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in either case sitting in the Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 27. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby. 28. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant. 29. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. 30. Judgment Currency. Section 11.15 of the Credit Agreement is herein incorporated by reference as if set forth in full herein, mutatis mutandi, and any defined terms used in such Section 11.15 that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. [SIGNATURE PAGE FOLLOWS] 24 ny-1263898

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date. VBI VACCINES INC. By: ___________________________ Name: Title: [Signature Page to Second Closing Effective Date Warrant]